Exhibit (h)(11)

SHAREHOLDER SERVICING AGREEMENT
EXHIBIT C

		Bond or
Name of Bond		Policy No.	Insurer
----------		---------	--------
Investment Company		87015109B	ICI
Blanket Bond Form			Mutual
			Insurance
			Company
Fidelity	$30,300,000
Audit Expense	$ 50,000
On Premises	$30,300,000
In Transit	$30,300,000
Forgery or Alteration	$30,300,000
Securities	$30,300,000
Counterfeit Currency	$30,300,000
Uncollectible Items of
Deposit	$ 25,000
Phone/Electronic Transactions	$30,300,000
Computer Security	$30,300,000

Directors and Officers/		87015109B	ICI
Errors and Omissions Liability			Mutual
Insurance Form			Insurance
Total Limit	$30,000,000		Company

Blanket Undertaking Lost Instrument
Waiver of Probate		42SUN339806	Hartford
			Casualty
			Insurance

Effective May 31, 2009